Exhibit 4.3

EXECUTION VERSION

SANTANDER HOLDINGS USA, INC.

Company

to

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

Twenty-Third Supplemental Indenture

SENIOR DEBT SECURITIES

Dated as of October 4, 2019

i

TWENTY-THIRD SUPPLEMENTAL INDENTURE

TWENTY-THIRD SUPPLEMENTAL INDENTURE (this “Twenty-Third Supplemental Indenture”), dated as of October 4, 2019, between SANTANDER HOLDINGS USA, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), having its principal office at 75 State Street, Boston, Massachusetts 02109, and Deutsche Bank Trust Company Americas, a New York banking corporation, having a corporate trust office at 60 Wall Street, 16th Floor, New York, New York, 10005, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 19, 2011 (the “Base Indenture”) to provide for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, the Company amended the Base Indenture pursuant to the Eighth Supplemental Indenture, dated as of March 1, 2017, between the Company and the Trustee (the “Eighth Supplemental Indenture,” and the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by this Twenty-Third Supplemental Indenture, the “Indenture”);

WHEREAS, Sections 2.01, 3.01 and 9.01 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders, to, among other things, establish the terms of Securities of any series as permitted by the Indenture;

WHEREAS, the issuance and sale of $ 948,853,000 aggregate principal amount of a new series of the Securities of the Company designated as its 3.244% Senior Notes due 2026 (including any Exchange Notes, the “Notes”) have been authorized by resolutions adopted by the board of directors of the Company;

WHEREAS, the Company desires to issue $948,853,000 aggregate principal amount of the Notes as of the date hereof;

WHEREAS, the Company desires to establish the terms of the Notes;

WHEREAS, all things necessary to make this Twenty-Third Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this Twenty-Third Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Twenty-Third Supplemental Indenture.

NOW, THEREFORE:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE 1

SCOPE OF TWENTY-THIRD SUPPLEMENTAL INDENTURE

Section 1.01. Scope. This Twenty-Third Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture and Eighth Supplemental Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the Eighth Supplemental Indenture and Twenty-Third Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Twenty-Third Supplemental Indenture shall only apply to the Notes.

ARTICLE 2

DEFINITIONS

Section 2.01. Definitions and Other Provisions of General Application. For all purposes of this Twenty-Third Supplemental Indenture unless otherwise specified herein:

(a) all terms used in this Twenty-Third Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture, as amended by the Eighth Supplemental Indenture;

(b) the provisions of general application stated in Sections 1.02 through 1.15 of the Base Indenture shall apply to this Twenty-Third Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Twenty-Third Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Twenty-Third Supplemental Indenture;

(c) Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined term in its appropriate alphabetical position:

“Exchange Notes” means the Securities registered with the Commission having terms identical to the Notes and that are issued pursuant to this Indenture in exchange for outstanding Notes in compliance with the terms of the Registration Rights Agreement.

“Issue Date” means October 4, 2019.

“Registration Rights Agreement” means the registration rights agreement by and among the Company, Barclays Capital Inc., Citigroup Global Markets Inc. and Santander Investment Securities Inc., dated as of October 4, 2019.

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.01. Form and Dating.

(a) The Notes and the Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, a legend or legends or endorsements as may be required to comply with any law or with any rules of any securities exchange or usage. Each Note shall be dated the date of its authentication.

(b) The terms contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Twenty-Third Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Twenty-Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “Santander Holdings USA, Inc. 3.244% Senior Notes due 2026,” and the CUSIP numbers shall be “80282K AY2” for Notes offered in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), “U8029K AM4” for Notes offered in reliance on Regulation S under the Securities Act, and “80282K AZ9” for the Exchange Notes.

(b) Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $948,853,000 on the Issue Date. Provided that no Covenant Breach or Event of Default has occurred and is continuing with respect to the Notes, the Company may, without notice to or the consent of the Holders, create and issue additional Securities having the same terms as, and ranking equally and ratably with, the Notes in all respects and so that such additional Notes will be consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the Notes initially issued.

(c) Person to Whom Interest is Payable. Interest payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the close of business fifteen (15) calendar days (whether or not a Business Day) immediately preceding an Interest Payment Date (September 20 and March 21, respectively). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner and as provided for in the Base Indenture.

(d) Maturity Date. The entire outstanding principal of the Notes shall be payable on October 5, 2026 (the “Maturity Date”).

(e) Interest. The rate at which the Notes shall bear interest shall be 3.244% per annum (the “Applicable Rate”); the date from which interest shall accrue on the Notes shall be October 4, 2019 or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be April 5 and October 5 of each year, beginning on April 5, 2020. In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date shall be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date). Additional interest will be payable on the Notes in certain circumstances pursuant to the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable best efforts to file an exchange offer registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act (the “SEC Exchange Offer”), cause the SEC Exchange Offer registration statement to become effective, have such SEC Exchange Offer registration statement remain effective for the period provided in the Registration Rights Agreement, and consummate the SEC Exchange Offer within 60 days after the effective date of such registration statement. If a Registration Default (as defined in the Registration Rights Agreement) has occurred, then the annual interest rate borne by the Notes will be increased by (A) 0.25% per annum for the 90-day period beginning on the day immediately following such Registration Default and from the date of such Registration Default, and (B) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the earlier of the date such Registration Default is cured or the Notes cease to be Registrable Securities (as defined in the Registration Rights Agreement), up to a maximum increase of 0.50% per annum. Notwithstanding the foregoing, if at any time more than one Registration Default has occurred and is continuing with respect to the Notes, the increase in interest rate for the Notes shall apply as if there occurred a single Registration Default with respect to the Notes that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default with respect to the Notes. Additional interest shall be payable at the same times, in the same manner and to the same persons as ordinary interest on the Notes. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest payable pursuant to the Registration Rights Agreement.

(f) Place of Payment of Principal and Interest. Payment of the principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of any Note in the case of any payment due at the Maturity Date; provided, however, that (i) if any Note is a Global Security, payments shall be made in respect of such Note pursuant to the Applicable Procedures of the Depositary as in effect from time to time, and (ii) if any Note is not a Global Security, payment of interest in respect of such Note will be made by check mailed to the address of the

Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date for such interest. Notwithstanding the foregoing, if any Note is not a Global Security and has a principal amount of at least $1,000,000, upon request, the Company will pay any amount that becomes due on such Note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request such a wire payment, the Holder of such Note must give the Paying Agent appropriate wire transfer instructions at least five Business Days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person or entity who is the Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

(g) Redemption.

(1)

The Notes will be redeemable at the Company’s option, in whole or in part, at any time or from time to time, on or after April 5, 2020 (6 months after the issue date) and prior to August 5, 2026 (or, if additional Notes are issued, beginning 6 months after the issue date of such additional Notes), in each case at a redemption price, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, equal to the greater of:

a.	100% of the aggregate principal amount of the Notes being redeemed on that redemption date; and

b.

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes to be redeemed matured on August 5, 2026 (not including any portion of such payments of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus the Applicable Spread (as defined below).

(2)

On or after August 5, 2026, the Notes will be redeemable, in whole or in part, at any time and from time to time, at the Company’s option at a redemption price equal to 100% of the aggregate principal amount of such Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

(3)	Solely for the purposes of this Section 3.02(g), the following terms shall have the following meanings:

a.	“Applicable Spread” means 25 basis points.

b.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming the notes matured on August 5, 2026) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term.

c.

“Comparable Treasury Price” means, with respect to any redemption date for notes to be redeemed, (A) if the Independent Investment Banker obtains four or more applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations after excluding the highest and lowest of such applicable Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker obtains fewer than four applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

d.	“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

e.

“Reference Treasury Dealers” mean, with respect to the notes offered hereby, (A) Barclays Capital Inc., Citigroup Global Markets Inc., and a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) selected by Santander Investment Securities Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

f.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for notes to be redeemed, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes to be redeemed on such redemption date (expressed in each case as a percentage of its aggregate principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date. As used in the preceding sentence, “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

g.

“Treasury Rate” means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the notes to be redeemed on such redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its aggregate principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

(h) Sinking Fund. There shall be no sinking fund for the Notes.

(i) Denomination. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(j) Currency of the Notes. The Notes shall be denominated, and payment of principal and interest of the Notes shall be payable in, the currency of the United States of America.

(k) Currency of Payment. The principal of and interest on the Notes shall be payable in the currency of the United States of America.

(l) Defeasance. Article 13 of the Base Indenture shall apply to the Notes.

(m) Registered Form. The Notes shall be issuable as registered Global Securities, and the depositary for the Notes shall be the Depository Trust Company in The City of New York (“DTC”) or any successor depositary appointed by the Company within 90 days of the termination of services of DTC (or any successor to DTC). Sections 2.04 and 3.05 of the Base Indenture shall apply to the Notes.

(n) Covenants. The covenants set forth in Article 10 of the Base Indenture shall apply to the Notes.

(o) Additional Terms. Other terms applicable to the Notes are as otherwise provided for below.

ARTICLE 4

SUPPLEMENTAL INDENTURES

Section 4.01. Supplemental Indentures. The following paragraph shall be added to the end of Section 9.01 of the Base Indenture and shall only apply to the Notes:

Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to conform the terms of the Indenture and the Securities to the description of the Securities in the offering memorandum dated September 25, 2019 relating to the offering of the Securities (the “Offering Memorandum”).

Section 4.02. Amendment of Section 3.09 of the Base Indenture. For purposes of this Twenty-Third Supplemental Indenture only, the third sentence of Section 3.09 of the Base Indenture is hereby amended and restated in its entirety as follows:

No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except in connection with the issuance of any Exchange Notes pursuant to the Registration Rights Agreement or as otherwise expressly permitted by this Indenture.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Trust Indenture Act of 1939. This Twenty-Third Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 5.02. Governing Law. This Twenty-Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law.

Section 5.03. Duplicate Originals. The parties may sign any number of copies of this Twenty-Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.04. Separability. In case any provision in this Twenty-Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05. Ratification. The Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented and amended by this Twenty-Third Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture, the Eighth Supplemental Indenture and this Twenty-Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Twenty-Third Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by this Twenty-Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by this Twenty-Third Supplemental Indenture.

Section 5.06. Effectiveness. The provisions of this Twenty-Third Supplemental Indenture shall become effective as of the date hereof.

Section 5.07. Successors. All agreements of the Company in this Twenty-Third Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Twenty-Third Supplemental Indenture shall bind its successors.

Section 5.08. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Third Supplemental Indenture, the Notes, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Third Supplemental Indenture to be duly executed as of the date set forth above.

SANTANDER HOLDINGS USA, INC.

as the Company

Attest

By:	/s/ Andrew Kang	By:	/s/ Andrew Withers

Name:	Andrew Kang	Name:	Andrew Withers
Title:	Treasurer	Title:	Senior Vice President

SIGNATURE PAGE TO TWENTY-THIRD SUPPLEMENTAL INDENTURE

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

SIGNATURE PAGE TO TWENTY-THIRD SUPPLEMENTAL INDENTURE

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Global Notes Legend]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes Offered in Reliance on Rule 144A]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS THE DATE ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE

144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

SANTANDER HOLDINGS USA, INC.

3.244% Senior Notes due 2026

CUSIP Nos.:	80282K AY2 (Rule 144A)
U8029K AM4 (Regulation S)
80282K AZ9 (Exchange)
ISIN:	US80282KAY29 (Rule 144A)
USU8029KAM46 (Regulation S)
US80282KAZ93 (Exchange)

No.	$

Santander Holdings USA, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $                     on October 5, 2026, and to pay interest thereon from October 4, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 5 and October 5 in each year, commencing April 5, 2020, and at the Maturity Date, at the rate of 3.244% per annum, until the principal hereof is paid or made available for payment, provided that any premium, and any such installment of interest, which is overdue shall bear interest at the rate of 3.244% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such overdue amounts are due until they are paid or duly provided for, and such interest on any overdue installment shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business fifteen (15) calendar days (whether or not a Business Day) immediately prior to an Interest Payment Date (September 20 and March 21, respectively). Any such interest so payable, but not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Security in the case of any payment due at the Maturity Date; provided, however, that (i) if this Security is a Global Security, payments shall be made pursuant to the Applicable Procedures of the Depositary as in effect from time to time, and (ii) if this Security is not a Global Security, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date for such interest. Notwithstanding the foregoing, if this Security is not a Global Security and has a principal amount of at least $1,000,000, upon request, the Company will pay any amount that becomes due on this Security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the Holder must give the Paying Agent appropriate wire transfer instructions at least five Business Days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person or entity who is the Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

Attest	SANTANDER HOLDINGS USA, INC. as the Company

By:	By:
Name:	Name:
Title:	Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein and referred to in the Indenture referred to hereinafter.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 19, 2011 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as amended by an Eighth Supplemental Indenture, dated as of March 1, 2017, between the Company and the Trustee (herein called the “Eighth Supplemental Indenture”), and as supplemented by a Twenty-Third Supplemental Indenture, dated as of October 4, 2019, between the Company and the Trustee (herein called the “Twenty-Third Supplemental Indenture” and, together with the Base Indenture and Eighth Supplemental Indenture, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount of $948,853,000.

The Securities of this series shall be redeemable, in whole or in part, by the Company, at any time or from time to time, on or after April 5, 2020 (6 months after the Issue Date), and prior to August 5, 2026 (or, if additional Securities are issued, beginning 6 months after the Issue Date of such additional Securities), in each case at a redemption price, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, equal to the greater of: (1) 100% of the aggregate principal amount of the Securities being redeemed on that redemption date; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed that would be due if the Securities to be redeemed matured on August 5, 2026 (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 25 basis points.

The Securities of this series shall also be redeemable in whole or in part by the Company on or after August 5, 2026 at 100% of the aggregate principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption. The Securities of this series are not entitled to the benefit of any sinking fund.

In addition to the rights provided to Holders of the Securities under the Indenture, Holders of the Securities shall have all rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest pursuant to the Registration Rights Agreement in certain circumstances. If applicable, Additional Interest payable pursuant to the Registration Rights Agreement shall be paid to the same Persons, in the same manner and at the same times as regular interest.

The Securities of this series will not be listed on any national securities exchange or included in any automated quotation system. Currently there is no market for the Securities of this series.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants, Covenant Breaches and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Covenant Breach or Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Covenant Breach or Event of Default as Trustee and offered the Trustee indemnity and/or security satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities. ]

The Indenture and this Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                    agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $                 principal amount of Notes held in (check applicable space)          book-entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act; or

(4)	☐	to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Notes shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer and/or Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:
Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $                . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian